Exhibit 4.1
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK (S.001 PAR VALUE) OF = SERVISFERST BANCSHARES, INC. = (hereinafter called the "Corporation"), transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed in facsimile by its President and Secretary and a facsimile seal to be hereunto affixed. DATE:

FOR VALUE RECEIVED,                                                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON
NOTICE:	THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE, GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.